UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported):  June 26, 2009 (June 8, 2009)

Novo Energies Corporation
(Exact name of registrant as specified in its charter)

Florida                                                     333-63432                                             65-1102237
(State or Other Jurisdiction                            (Commission File                                     (I.R.S. Employer
of Incorporation)                                            Number)                                           Identification No.)

Europa Place d'Armes, 750 Côte de Place d'Armes
Suite 64, Montréal Qc H2Y 2X8
Canada
(Address of principal executive offices)
(Zip code)

Atlantic Wine Agencies, Inc.
(Former name and address of principal executive offices,
if changed since last report)

(514) 840-3697
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.03	Amendments to Articles of Incorporation; Change in Fiscal Year

As projected in our press release of May 9, 2009, we have changed the name of our business from “Atlantic Wine Agencies, Inc.” to “Novo Energies Corporation” to better reflect what we intend to be our future operations.  We filed an amendment to our Articles of Incorporation on June 8, 2009 with the Florida Secretary of State to affect this name change after receiving the requisite corporate approval for the name change.

Item 8.01	Other Events

We enacted a three-for-one forward split so that for every one share of common stock outstanding, the shareholder thereof shall receive two additional shares of common stock.  Our management believes that this forward stock split makes the number of outstanding shares more appropriate for a company our size.  For those shares represented by a physical certificate, the forward stock split will be recorded on our books on the effective date and is payable by certificate upon the surrender of your current certificate to our transfer agent, Florida Atlantic Stock Transfer, at 7130 Nob Hill Road, Tamarac, Florida 33321 together with fee of $40. For those shares held in electronic format through a broker, the forward stock split will be registered automatically.

In connection with our name change and the forward stock split, we have been issued a new symbol on FINRA’s Over-the-Counter Bulletin Board.  Shares of our common stock are now quoted on the Over-the-Counter Bulletin Board under the symbol “NVNC”.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Novo Energies Corporation

Date:  June 26, 2009

/s/ Antonio Treminio
Name: Antonio Treminio
Title:   Chief Executive Officer